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                                                                      EXHIBIT 11

                         THERMO BIOANALYSIS CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE


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                                                               YEAR ENDED                           SIX MONTHS ENDED
                                              --------------------------------------------     --------------------------
                                              JANUARY 1,     DECEMBER 31,     DECEMBER 30,      JULY 1,        JUNE 29,
                                                 1994            1994             1995            1995           1996
                                              ----------     ------------     ------------     ----------     -----------
COMPUTATION OF PRIMARY EARNINGS (LOSS) PER
  SHARE:
Net Income (Loss)(a)........................  $2,538,000      $2,400,000       $2,514,000      $1,307,000     $(2,683,000)
                                              ----------      ----------       ----------      ----------     -----------
Shares:
  Weighted average shares
    outstanding.............................   6,500,000       6,500,000        7,693,637       7,285,775       8,101,500
  Add: Shares issuable from assumed exercise
    of options (as determined by the
    application of the treasury stock
    method).................................     117,450         117,450          117,450         117,450         117,450
                                              ----------      ----------       ----------      ----------     -----------
  Weighted average shares, as adjusted(b)...   6,617,450       6,617,450        7,811,087       7,403,225       8,218,950
                                              ----------      ----------       ----------      ----------     -----------
Primary Earnings (Loss) per Share (a)/(b)...  $      .38      $      .36       $      .32      $      .18     $      (.33)
                                              ==========      ==========       ==========      ==========     ===========
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